UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2011

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road Charlotte, North Carolina		28201-1017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 11, 2011, Family Dollar Stores, Inc. (the “Company”) announced that C. Martin Sowers, Senior Vice President – Finance, left the Company on March 9, 2011, to pursue other interests. Mr. Sowers served as the Company’s principal accounting officer. A copy of the news release is attached hereto as Exhibit 99.

(c) Kenneth T. Smith, the Company’s Senior Vice President – Chief Financial Officer, will now also serve as the Company’s principal accounting officer, effective March 9, 2011. The terms of Mr. Smith’s employment arrangement have not changed. For additional information about Mr. Smith, see the section entitled “Executive Officers” in Item 1 of Part I of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 26, 2010, which section is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99 – News Release dated March 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: March 11, 2011	By:	/s/ James C. Snyder, Jr.
Senior Vice President, General Counsel and Secretary